Exhibit 99.6

Comcap Holdings Corp.
and Subsidiaries
(a Delaware corporation)
Consolidated Financial Statements
December 31, 2002

Report of Independent Accountants

To the Board of Directors of
Comcap Holdings Corp.:

We have audited the accompanying consolidated balance sheet of Comcap Holdings Corp. (a Delaware corporation) and its subsidiaries as of December 31, 2002, and the related consolidated statements of operations, changes in shareholders’ equity and cash flows for the year then ended.  These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the 2002 consolidated financial statements referred to above present fairly, in all material respects, the financial position of Comcap Holdings Corp. and subsidiaries at December 31, 2002, and the results of their operations and their cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 3, effective with the close of business on December 31, 2002, the Company was acquired by Newtek Business Services, Inc.

PricewaterhouseCoopers  LLP
February 25, 2003

Comcap Holdings Corp. and Subsidiaries
(A Delaware Corporation)
Consolidated Balance Sheet
December 31, 2002

Assets
Cash and cash equivalents	$1,109,222
Restricted cash	1,258,648
Loans receivable, net	51,108,858
Receivable from bank	2,938,309
Accrued interest receivable	285,151
Capitalized servicing rights, net	4,496,774
SBA license, net of accumulated amortization of $850,083	159,917
Furniture and equipment, net of accumulated depreciation of $665,805	182,593
Other real estate owned	90,332
Other assets	515,807

Total assets	$62,145,611

Liabilities and Shareholders’ Equity
Bank notes payable	$55,324,492
Accounts payable & accrued liabilities	1,576,087
Accrued interest payable	557,988
Dividends payable	500,000
Other contingent liabilities	931,999
Demand notes payable to shareholders	2,000,000
Puttable common stock, 16,708 shares puttable back to the company by the holder at a per share price of $65.67	1,097,203

Total liabilities	61,987,769

Commitments and contingencies
Shareholders’ equity
Common stock, 10,000,000 shares authorized, 1,075,487 outstanding including 17,105 puttable common shares, par value $.001 per share	1,059
Preferred stock, 1,000,000 shares authorized,
Series A, 25,000 shares outstanding, par value $.001 per share, stated value $2,500,000	25
Series B, 750,000 shares outstanding, par value $.001 per share, stated value $2,500,000	750
Additional paid-in capital	14,188,277
Accumulated deficit	(14,032,269)

Total shareholders’ equity	157,842

Total liabilities and shareholders’ equity	$62,145,611

The accompanying notes are an integral part of these consolidated statements.

Comcap Holdings Corp. and Subsidiaries
(A Delaware Corporation)
Consolidated Statement of Operations
For the year ended December 31, 2002

Revenues
Interest income	$5,616,418
Servicing fee loss	(24,814)
Loan application fees & other income	256,412

Total revenues	5,848,016

Expenses
Interest expense	2,904,562
Professional fees	1,892,816
Salaries and benefits	1,615,236
Provision for other contingent liabilities	931,999
Provision for possible loan losses	490,853
Rental expense	343,430
Depreciation and amortization	313,921
Business development, travel and entertainment	64,437
Loan processing costs	29,194
Other expenses	608,510

Total expenses	9,194,958

Loss before extraordinary item and provision for income and franchise taxes	(3,346,942)
Extraordinary gain on debt extinguishment, net of taxes	3,150,000

Loss before provision for income and franchise taxes	(196,942)
Provision for income and franchise taxes	40,530

Net loss	$(237,472)

The accompanying notes are an integral part of these consolidated statements.

Comcap Holdings Corp. and Subsidiaries
(A Delaware Corporation)
Consolidated Statement of Changes in Shareholders’ Equity

	Common Stock	Preferred Stock	Additional Paid-in Capital	Comprehensive Loss	Accumulated Deficit	Total

Balance, December 31, 2001	1,059	$775	$14,188,277	$—	$(13,794,797)	$395,314
Net loss - 2002				(237,472)	(237,472)	(237,472)

Comprehensive loss				$(237,472)

Balance, December 31, 2002	1,059	$775	$14,188,277		$(14,032,269)	$157,842

The accompanying notes are an integral part of these consolidated statements.

Comcap Holdings Corp. and Subsidiaries
(A Delaware Corporation)
Consolidated Statement of Cash Flows
For the year ended December 31, 2002

Consolidated Statement of Cash Flow
Cash flows from operating activities
Net loss	$(237,472)

Adjustment to reconcile net loss to net cash used in operating activities
Gain on debt extinguishments	(3,150,000)
Depreciation and amortization	312,904
Amortization of loan organization costs	268,500
Provision for possible loan losses	490,853
Amortization and charge-off of servicing rights	1,727,500
Accretion of discount on loan portfolio	(1,450,053)
Net change in
Receivable from bank	364,172
Accrued interest receivable	138,910
Other assets	746,814
Accounts payable and accrued liabilities	(2,657,346)
Accrued interest payable	117,720
Contingent liabilities	931,999
Income and franchise taxes payable	(19,473)

Total adjustments	(2,177,500)

Net cash used in operating activities	(2,414,972)
Cash flows from investing activities
Purchase of furniture and equipment	(70,040)
Loan principal collected	7,688,863

Net cash provided by investing activities	7,618,823

Cash flow from financing activities
Net repayments on revolving lines of credit	(7,219,823)
Repurchase of puttable common stock	(26,082)

Net cash used in financing activities	(7,245,905)

Net decrease in cash and cash equivalents	(2,042,054)
Cash and cash equivalents, beginning of year	4,409,924

Cash and cash equivalents, end of year	$2,367,870

Supplemental information
Cash paid for
Interest	$2,786,842
Taxes	60,003
Noncash investing activities
Additions to other real estate owned	55,832

The accompanying notes are an integral part of these consolidated statements.

Comcap Holdings Corp. and Subsidiaries
(a Delaware corporation)
Notes to Consolidated Financial Statements

1.	Organization

Basis of presentation

The accompanying consolidated financial statements include the accounts of Comcap Holdings Corp. (“Comcap”) and its wholly owned subsidiaries Commercial Capital Corporation (“CCC” or the “Company”) and CCC Real Estate Holding Co. LLC (“CCC Real Estate”), together the “Companies”.

CCC was formed on February 15, 1994 as a nonbank lender under the program administered by the U.S. Small Business Administration (the “SBA”).  On September 28, 2000, CCC Real Estate was formed with CCC as its sole member to take possession of real estate foreclosed on by CCC.  Comcap was incorporated on January 21, 2000 in connection with the merger and reorganization discussed below.  The Companies were formed under the laws of Delaware and have a December 31 fiscal year end.

The consolidated financial statements were prepared in conformity with generally accepted accounting principles as of December 31, 2002.  All intercompany accounts and transactions have been eliminated in consolidation.

2.	Operations

In 1994, the Company purchased its SBA license from an unrelated third party for approximately $1,000,000.  The SBA approved the purchase after an extensive review and authorization process of the Company.  Ownership of the license (one of 14 issued by the SBA) gives the Company the right to make SBA guaranteed loans on behalf of the SBA.  The license is transferable subject to the approval and authorization of the SBA.

Proceeds for the purchase of the SBA license and initial operating capital were obtained from the issuance of subordinated notes payable to shareholders, puttable common stock and preferred stock.

As a nonbank SBA lender, the Company originates, sells (in whole or in part) and services loans for qualifying small businesses, which are partially guaranteed by the SBA.  The Company sells the SBA guaranteed portion of such loans to third party investors, retains the unguaranteed portion and continues to service the loans.  CCC has the ability to originate loans throughout the United States.  Presently, the loans originated by the Company are primarily to customers in the Eastern United States.  The Company’s competition for originating SBA loans comes primarily from banking organizations and the other nonbank entities holding an SBA license.

In 2001 and 2002, the Company did not meet the capital requirements of the SBA and therefore has not originated SBA loans since June 2001.

3.	Subsequent Events

Sale of the Company

Upon the close of business on December 31, 2002, Newtek Business Services, Inc. (“NBS”), in conjunction with its majority-owned subsidiary, Newtek Small Business Finance, Inc. (“NSBF”), completed the acquisition of Comcap (the “Merger”).  NBS agreed to issue 463,451 shares of common stock in exchange for all of the outstanding shares of Comcap.  The shareholders of Comcap at a special meeting of shareholders on December 3, 2002 approved the acquisition.  The transfer from CCC to NSBF of CCC’s license to make SBA guaranteed small business loans in

Comcap Holdings Corp. and Subsidiaries
(a Delaware corporation)
Notes to Consolidated Financial Statements

all jurisdictions nationwide was approved by SBA on December 19, 2002.  As a result of this transaction, all future operations will be conducted under the name of Newtek Small Business Finance, Inc., a wholly owned subsidiary of a newly formed holding company, SBA, Inc.

This transaction, coupled with a capital infusion of $2 million from NBS, and a preferred stock investment from an outside party is expected to capitalize NSBF adequately for operating purposes, as well as for SBA capital requirements needed to resume originating loans.

Conversion of Comcap Common and Preferred Stock

Due to the Merger, each share of Comcap Common Stock was converted into and exchangeable for .05616 shares of NBS Common Stock.  Each share of Comcap Preferred Stock, Series A was converted into the right to receive 4.6206 shares of NBS Common Stock.  Each share of Comcap Preferred Stock, Series B was converted into the right to receive .31867 shares of NBS Common Stock.  The preferred shareholders of Comcap agreed to waive their rights to any and all outstanding dividends.  As additional consideration to the holders of the possible rights to “put” their shares of Comcap Common Stock to Comcap, NBS has set aside or distributed 2.8808 shares of NBS Common Stock to the said holders for each share of Comcap Common Stock, for an aggregate of 48,551 shares of NBS Common Stock provided that each recipient shall have executed a waiver satisfactory in form to Newtek of any possible rights with respect to said Comcap Common Stock.

Cancellation of Demand Notes

In consideration of the receipt of shares as reflected in the above paragraph, the holders of the Series A and B Preferred Stock agreed to cancel two Demand Promissory Notes dated December 14, 2000, in the principal amounts of $285,714 and $1,714,286, respectively, effective with the acquisition as well as cancel or waive all other obligations to such note holders from Comcap, including interest, penalties and dividends accrued or payable.

Extension of Credit and Repayment of Bank Notes Payable

Effective with the acquisition by NSBF, a new line of credit was provided to the Company, the proceeds of which were used to pay off the outstanding balances of CCC’s lines of credit, net of forgiveness of debt.  The officers of CCC were also released from the personal guarantees made on these lines.  The new line of credit extended to NSBF as borrower for $75 million expires March 31, 2004.  NSBF may request an increase in the line of credit, for which the lender, in its sole discretion, can increase in total up to $100 million.

Sale of Preferred Stock

On January 14, 2003, SBA, Inc. and the holding company parent of NSBF completed the sale of $2 million of preferred stock, to be added to the capital of NSBF to Credit Suisse First Boston Management Corporation and NSBF entered into a Referral Agreement with a Credit Suisse affiliate, Column Financial, Inc. to permit the referral of small business loans to NSBF and the referral of commercial real estate loans to Column Financial.

Relocation of office and abandonment of property

On January 11, 2003, the Company relocated its operations, and entered into a sublease agreement for its new office space.  The Company is currently negotiating with their previous landlord to reach a settlement on the outstanding rent and related expenses due through the remaining term of the lease period on the abandoned space.  The Company has recorded a

Comcap Holdings Corp. and Subsidiaries
(a Delaware corporation)
Notes to Consolidated Financial Statements

contingent liability for $731,999 representing the sum of the remaining lease payments due under the terms of the lease for the previously occupied space.

The Company abandoned certain fixed assets when it relocated. These assets have been fully depreciated or amortized as of December 31, 2002.

4.	Summary of Significant Accounting Policies

Uses of estimates in the preparation of financial statements

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  The Company’s estimates and assumptions primarily relate to risks and uncertainties associated with the allowance for loan losses and servicing rights.  Estimates, by their nature, are based on judgment and available information.  Actual results could differ materially from those estimates.

Cash and cash equivalents

For purposes of reporting cash flows, the Company considers cash and cash equivalents to be cash on hand or in the bank, restricted cash and any security or investment with an original maturity of three months or less.  Restricted cash includes cash collateral relating to a letter of credit, and monies due on loan related remittances received by the Company, due to third parties.

Loan interest and loan fees

Interest income on loans is recognized as earned.  When a loan is 90 days past due with respect to principal or interest and, in the opinion of management, interest or principal on individual loans is not collectible, or at such earlier time as management determines that the collectibility of such principal or interest is unlikely, the accrual of interest is discontinued and all accrued but uncollected interest income is reversed.  Cash payments subsequently received on nonaccrual loans are recognized as income only where the future collection of the recorded value of the loan is considered by management to be probable.  Certain related direct costs to originate loans (including fees paid to loan brokers) are deferred and amortized over the contractual life of the loan using a method that approximates the effective interest method.

Allowance for possible loan losses

An allowance for possible loan losses is established by a provision for possible loan losses charged to operations.  Actual loan losses or recoveries are charged or credited directly to this allowance.  The provision for possible loan losses is management’s estimate of the amount required to maintain an allowance adequate to reflect the risks in the loan portfolio; however, ultimate losses may vary from the current estimates.  This estimate is reviewed periodically and any necessary adjustments are made in the period in which they become known.

The Company’s charge-off policy is based on a loan-by-loan review for which the estimated uncollectible portion of nonperforming loans is charged off against the corresponding loan receivable and the allowance for possible loan losses.

The Company measures loan impairment in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 114 and No. 118.  The valuation allowance for loan impairment is maintained as part of the allowance for possible loan losses.

Comcap Holdings Corp. and Subsidiaries
(a Delaware corporation)
Notes to Consolidated Financial Statements

Sales and servicing of SBA loans

The Company originates loans to customers under the SBA program that generally provides for SBA guarantees of 75% to 80% (85% for loans received by the SBA on or after December 22, 2001) of each loan, subject to a maximum guarantee amount.  The Company sells the guaranteed portion of each loan to a third party and retains the unguaranteed principal portion in its own portfolio.  A gain is recognized on these loans through collection on sale of a premium over the adjusted carrying value.  Gain on sale of the guaranteed portion of the loans is recognized at the date of the sales agreement when control of the future economic benefits of the loan is surrendered.  At December 31, 2002 the Company had no outstanding receivables from the sale of the guaranteed portion of loans sold.

The Company accounts for its capitalized servicing rights and sales of finance receivables in accordance with Statement of Financial Accounting Standards No. 140 (SFAS No. 140), “Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities” a replacement of FASB Statement No. 125, which became effective on April 1, 2001.  In accordance with SFAS No. 140, upon sale of the loans to third parties, the Company’s investment in an SBA loan is allocated among the retained portion of the loan (unguaranteed), the sold portion of the loan (guaranteed) and the value of loan servicing retained, based on the relative estimated fair market values of each at the sale date.  The difference between the proceeds received and the allocated carrying value of the loan sold is recognized as a gain on sale of loans.  In each loan sale, the Company retains servicing responsibilities and receives servicing fees of 1% of the outstanding loan balance.  The purchasers of the loans sold have no recourse to the Company for failure of customers to pay amounts contractually due.

The servicing fees are reflected as an asset which is amortized over an estimated life using a method approximating the effective interest method; in the event future prepayments are significant or impairments are incurred and future expected cash flows are inadequate to cover the unamortized servicing asset, additional amortization or impairment charges would be recognized.  In the calculation of its servicing asset, the Company is required to estimate its adequate servicing compensation.  The Company has estimated its adequate servicing compensation to be approximately 0.3% based on the guaranteed portion of loans outstanding.

Capitalized servicing rights are recorded at the date of sale based on the allocated carrying value (discussed above) and amortized into other revenue in proportion to, and over the period of, the estimated future net servicing income on the underlying financial assets.  Impairment is recognized through a valuation allowance, to the extent the fair value is less than the capitalized amount.  Previously recognized servicing receivables that exceed contractually specified servicing fees are required to be reclassified as interest-only strip receivables.  The Company has determined that the value of the servicing rights in excess of its contractually specified servicing fees is immaterial and therefore not reclassified as interest only strips.

SBA license
The cost of the SBA license is being amortized using the straight-line method over a useful life of 10 years beginning August 1, 1994.

Furniture and equipment

Furniture and equipment are recorded at cost and depreciated using the straight-line method over the estimated useful lives of five years. Expenditures for maintenance, repairs and improvements, which do not significantly extend the useful life of assets, are charged to operations as incurred.

Comcap Holdings Corp. and Subsidiaries
(a Delaware corporation)
Notes to Consolidated Financial Statements

Other real estate owned

Other real estate owned consists of real estate acquired through foreclosure or by deed in lieu of foreclosure (“real estate owned” or “REO”).  REO properties are carried at the lower of cost or fair value at the date of foreclosure (new cost basis) and at the lower of the new cost basis or fair value less estimated selling costs thereafter.

Income taxes

Comcap files a consolidated tax return with its subsidiaries.  Income tax expense is calculated in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 109, pursuant to which deferred tax assets and liabilities are recognized for future tax consequences of temporary differences between the financial statement carrying amounts and tax basis of assets and liabilities and a valuation allowance is established for any portion of deferred tax assets for which a tax benefit is not expected to be realized.  Comcap maintains a valuation allowance against deferred tax assets because management believes that it is more likely than not that the amounts will not be realized.

Puttable common stock and deferred issuance costs

Puttable common stock is shown net of deferred issuance costs, which are fully amortized using the effective interest method (included as a direct reduction to shareholders’ equity) over the term in which the stockholders’ put options became exercisable.

Comprehensive income

Comprehensive income includes net income and all other changes in equity during a period except those resulting from investments by owners and distribution to owners.  Other comprehensive income includes revenues, expenses, gains, and losses that under generally accepted accounting principles are included in comprehensive income but excluded from net income.

Comprehensive income and accumulated other comprehensive income are reported net of related income taxes.  Accumulated other comprehensive income consists solely of unrealized holding gains and losses on available for sale securities.

New accounting pronouncements

In June 2001, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 141, “Business Combinations”, and SFAS No. 142, “Goodwill and Other Intangible Assets.” SFAS No. 141 addresses financial accounting and reporting for business combinations and is effective for all business combinations after June 30, 2001. SFAS No. 142 addresses financial accounting and reporting for acquired goodwill and other intangible assets and is effective for fiscal years beginning after December 15, 2001.  The adoption of these standards did not have a material impact on the Comcap’s financial position or results of operations.

In July 2001, FASB issued SFAS 143, “Accounting for Asset Retirement Obligations” (“SFAS 143”).  SFAS 143 addresses financial accounting and reporting for obligations associated with the retirement of tangible long-lived assets and the associated asset retirement costs.  It applies to legal obligations associated with the retirement of long-lived assets that result from the acquisition, construction, development, and/or the normal operation of a long-lived asset, except for certain obligations of lessees.  The provisions of SFAS 143 will be effective for financial statements issued for fiscal years beginning after June 15, 2002.  Comcap does not believe SFAS 143 will have a significant impact on its results of operations, financial position or cash flows.

Comcap Holdings Corp. and Subsidiaries
(a Delaware corporation)
Notes to Consolidated Financial Statements

In August 2001, FASB issued SFAS No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets.” SFAS No. 144 addresses financial accounting and reporting for the impairment or disposal of long-lived assets.  SFAS No. 144 supersedes SFAS No. 121, “Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of “ and the accounting and reporting provisions of Accounting Principles Board (“APB”) Opinion No. 30, “Reporting the Results of Operations—Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions”, for the disposal of a segment of a business (as previously defined).  The provisions of SFAS No. 144 are effective for financial statements issued for fiscal years beginning after December 15, 2001, with early application encouraged and generally are to be applied prospectively.  The adoption of SFAS No. 144 is not expected to have a material impact on Comcap’s financial position or results of operations.

In April 2002, FASB issued SFAS 145, “Rescission of FASB Statements No. 4, 44, and 64, Amendment of FASB Statement No. 13, and Technical Corrections” (“SFAS 145”).  The provisions of SFAS 145 will be effective for Comcap’s fiscal year 2003.  Comcap does not believe that SFAS 145 will have a significant impact on its results of operations, financial position or cash flows.

In July 2002, FASB issued SFAS No. 146, “Accounting for Costs Associated with Exit or Disposal Activities”, which addresses financial accounting and reporting for costs associated with exit or disposal activities and supersedes EITF No. 94-3, “Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring).” SFAS No. 146 requires that a liability for a cost associated with an exit or disposal activity be recognized when the liability is incurred.  Under EITF No. 94-3, a liability for an exit cost was recognized at the date of an entity’s commitment to an exit plan.  SFAS No. 146 also establishes that the liability should initially be measured and recorded at fair value.  The provisions of SFAS No. 146 will be adopted for exit or disposal activities that are initiated after December 31, 2002.  The adoption of SFAS No. 146 is not expected to have a material impact on Comcap’s financial position or results of operations.

In December 2002, FASB issued SFAS No. 148, “Accounting for Stock-Based Compensation - Transition and Disclosure - an amendment of SFAS No. 123.” This Statement amends SFAS No. 123, “Accounting for Stock-Based Compensation”, to provide alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation.  In addition, this statement amends the disclosure requirements of SFAS No. 123 to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results.  The adoption of SFAS No. 148 is not expected to have a material impact on Comcap’s financial position or results of operations.

5.	Loans Receivable

Loans originated by the Company are primarily in the Eastern region of the United States with concentrations in the hotel and motel, and restaurant industries.  The components of loans receivable, net as of December 31, 2002 are as follows:

Comcap Holdings Corp. and Subsidiaries
(a Delaware corporation)
Notes to Consolidated Financial Statements

Loans receivable, unguaranteed	$58,612,608
Deferred income	(5,985,033)
Deferred origination costs	1,038,907
Allowance for possible loan losses	(2,557,624)

Loans receivable, net	$51,108,858

For the year ended December 31, 2002, the Company has not closed or sold any loans.

$57.9 million of loans made by the Company are pledged as collateral against the outstanding balances on the Company’s existing lines of credit.

The unpaid principal amount of loans serviced for others is not included in the accompanying consolidated balance sheet.  The unpaid principal of loans serviced for others was $141,504,520 at December 31, 2002.

The following table summarizes the geographic and industry compositions of the outstanding unguaranteed loans receivable balance at December 31, 2002:

Hotels and Motels	$34,251,657
Restaurants	5,905,558
Gasoline Service Stations	1,327,632
Liquor Stores	1,302,760
Child Day Care Services	1,125,336
Auto Repair	1,123,262
Car Washes	1,114,821
Other	12,461,582

Total	$58,612,608

State
New Jersey	$8,470,682
New York	7,153,800
Florida	6,130,794
Virginia	5,198,950
Connecticut	4,426,460
North Carolina	3,380,093
Pennsylvania	3,151,565
Alabama	3,126,769
South Carolina	2,312,912
Georgia	2,123,906
Ohio	1,928,823
Other	11,207,854

Total	$58,612,608

Comcap Holdings Corp. and Subsidiaries
(a Delaware corporation)
Notes to Consolidated Financial Statements

6.	Allowance for Possible Loan Losses

A summary of the activity in the allowance for possible loan losses for the year ended December 31, 2002 is as follows:

Balance, beginning of year	$2,677,083
Provision charged to expense	490,853
Loan charge-offs	(1,201,915)
Recoveries	591,603

Balance, end of year	$2,557,624

As of December 31, 2002, there was approximately $2,915,000 of impaired and nonaccrual loans with a valuation allowance of approximately $920,000.  Interest that would have been recorded on nonaccrual loans approximates $275,000 in 2002.

7.	Capitalized Servicing Rights

The following summarizes servicing rights capitalized and amortized through December 31, 2002:

Servicing rights capitalized	$13,006,079
Servicing rights amortized	8,509,305
Valuation allowance	—

For the period ended December 31, 2002, servicing fees received were $1,702,685.

The Company amortizes its capitalized servicing rights over the expected payment term and writes off the capitalized servicing rights when a loan prepays or becomes 90 days past due.  In 2002, the Company amortized $1,727,500 of its servicing rights.  In addition, the Company evaluated the servicing rights for impairment, and management charged an additional $0.5 millions to earnings in 2002.

8.	Furniture and Equipment

The components of furniture and equipment are as follows:

Computer equipment	$382,945
Computer software	135,271
Office equipment	171,157
Furniture and fixtures	137,390
Leasehold improvements	21,635

848,398
Accumulated depreciation	(665,805)

Total	$182,593

Office equipment includes telephone equipment under a capital lease entered into in June 1999. The cost of the equipment under lease was $91,569. The balance due at December 31, 2002 was $32,328.

Comcap Holdings Corp. and Subsidiaries
(a Delaware corporation)
Notes to Consolidated Financial Statements

In 2002, management charged $92,018 of furniture and equipment abandoned upon relocation of the office.

9.	Lines of Credit and Other Notes Payable

CCC has a $10 million line of credit with a bank.  As of December 31, 2002, the amounts outstanding under this line of credit were $3,998,630, after recognition of forgiveness of debt of $150,000.  The line of credit is secured by loans made by CCC and is personally guaranteed by the Chief Executive Officer and the former President of the Company.  The line of credit bears interest at the prime interest rate plus 1% with interest payable monthly.  The average rate for the year ended December 31, 2002 was 5.76%.  The rate at December 31, 2002 was 5.25%.  There was no accrued interest payable under this line of credit as of December 31, 2002.  In addition, this line of credit requires that a percentage of all advances made to CCC be deposited into an account in the name of the bank.  The balance in this account as of December 31, 2002 was $198,467 and is included in receivable from bank on the accompanying consolidated balance sheet.

CCC also has a line of credit with another bank for $75,000,000.  As of December 31, 2002, the amount outstanding under this line of credit was $51,325,862, after recognition of forgiveness of debt of $3,000,000.  The line of credit bears interest at the one-month LIBOR rate plus 2.50%, and is secured by the loans made by CCC and is personally guaranteed by the Chief Executive Officer and the former President of the Company.  The average interest rate for the year ended December 31, 2002 was 4.3%.  The interest rate at December 31, 2002 was 3.88%.  Interest on the line is payable monthly in arrears.  Interest expense of $172,763 was accrued but not paid as of December 31, 2002.  In addition, this line of credit requires that a percentage of all advances made to CCC be deposited into an account in the name of the bank.  The balance in this account as of December 31, 2002 was $2,739,842 and is included in receivable from bank on the accompanying consolidated balance sheet.  This line of credit requires CCC to meet certain administrative and financial covenants, including the maintenance of a minimum net worth, ratio of total indebtedness to net worth, limitation on permitted subordinated debt and profitability covenants as defined in the agreement.  CCC is in default of several of these covenants as of December 31, 2002.

Under the terms of an agreement between CCC and both of the banks with which CCC maintains lines of credit, all payments received from CCC’s borrowers except for principal and interest on the guaranteed portion of the loans are transferred into a restricted bank account.  CCC cannot use these funds until the end of a calendar month at which time the funds are used to pay required principal and interest to the banks and certain other required payments.  As of December 31, 2002, restricted cash balances were $1,258,648.

As discussed in Note 3, these lines were replaced by new funding obtained in conjunction with the acquisition of Comcap by NBS.

10.	Demand Notes Payable to Shareholders

In December 2000, Comcap issued notes to the Series A and B Preferred stockholders for cash proceeds of $2,000,000.  In 2001, the Series B Preferred stockholders sold their interest in the notes to the Series A Preferred stockholders.  The notes and interest thereon are payable on demand.  Interest accrues based on the prime rate plus 3%.  The average interest rate for the year ended December 31, 2002 was 7.8%.  Interest expense of $366,463 was accrued but not paid as

Comcap Holdings Corp. and Subsidiaries
(a Delaware corporation)
Notes to Consolidated Financial Statements

of December 31, 2002. The noteholders have the option to convert the notes into similar securities to any issued as part of any subsequent financing by Comcap.

As discussed in Note 3, these demand notes payable were cancelled in conjunction with the acquisition by NBS.

11.	Subordinated Notes Payable to Shareholders and Obligation to Repurchase Common Stock

During 1994 and 1995, in connection with a private placement offering, CCC issued a total of 35 units at $50,000 per unit.  Each unit consisted of a five-year note for $50,000 bearing interest at a rate of 15% per annum and 571 shares of CCC’s common stock.  The offering resulted in total debt obligations of $1,750,000 and a total of 19,992 common shares were issued.  All accrued interest and principal of the notes was paid in full in January 2001.

These common stockholders had, according to the term of the placement offering materials, the option to put back such common shares to the Company on June 30, 2000 at an amount equal to $65.67 per share.  During 2002, the Company repurchased 397 common shares for $26,082.  As of December 31, 2002, stockholders of 1,142 shares have not exercised their put rights.  As discussed in Note 3, due to the exchange of CCC common stock to Comcap common stock the put rights as may have existed, may be currently effective against Comcap Common Stock.

12.	Income Taxes

The provision for income and franchise taxes consists of the following:

For the Year Ended December 31,

Current
Federal	$—
State and local	40,530

Total current	$40,530

For the Year Ended December 31,

Deferred
Federal	$—
State and local

Total deferred	$—

No tax expense has been allocated to the extinguishment of debt in 2002 due to the availability of current year deductions and of NOL carryforwards, the benefits of which are subject to a full valuation allowance.

The following table reconciles the federal statutory rate to the Companies’ effective tax rate at December 31, 2002:

Comcap Holdings Corp. and Subsidiaries
(a Delaware corporation)
Notes to Consolidated Financial Statements

	Amount	Percentage of Pretax Income

Federal tax at statutory rate	$(66,960)	34.00%
State and local income taxes, net of federal tax benefit	26,750	(13.58)%
Deferred tax asset valuation allowance increase	80,740	(41.00)%

Income tax provision	$40,530	(20.58)%

Income taxes are deferred as a result of differences in the timing of the recognition of certain income and expense items for income tax and financial reporting purposes.  The primary sources of these differences are deferred loan fees, accelerated tax depreciation, nonaccrual interest and loan loss reserves.  As of December 31, 2002, the Companies have net operating loss (“NOL”) carryforwards of approximately $9 million which begin expiring at the end of 2020.  The Companies have established a valuation allowance for the full amount of the net deferred tax asset.

The Companies’ deferred tax assets and liabilities at December 31, 2002 consisted of the following:

Assets :
Loan loss reserves	$788,227
NOL carryforwards	4,037,400
Other	386,888

Subtotal	5,212,515
Less: Valuation allowance	5,212,515

Net deferred tax asset	$—

Pursuant to Section 382 of the Internal Revenue Code, the Company experienced an ownership change on December 31, 2002 end of business day.  The Companies are therefore subject to an annual limitation of approximately $250,000 on deductions for NOL carryforwards and unrealized losses existing at that date.

13.	Shareholders’ Equity

The Series A Preferred is convertible into 832,280 shares of common stock at the option of the holder or upon sale of Comcap or filing of a registration statement with the SEC for an IPO and pays a 10% dividend annually.  The Series A Preferred also has voting rights equivalent to the number of common shares into which it is convertible.  The Series A Preferred conversion and voting rights cease as of the close of business on December 31, 2004.  As of December 31, 2002 dividends payable to Series A Preferred stockholders of $500,000 have been recorded.

The Series B Preferred is convertible into 1,835,177 shares of common stock and calls for a 30% cumulative dividend, compounded quarterly, payable only when and if declared by the Board of Directors, as agreed to in the stock purchase agreement or upon a sale of Comcap or a filing of a Registration Statement with the SEC for an IPO.  For 2002, the Board of Directors did not declare any dividend for Series B.  The dividend rate on the Series B Preferred increases to 50% per annum payable annually in advance, if Comcap fails to comply with certain provisions.  As of December 31, 2002, Comcap is in compliance with all requirements.  The Series B Preferred also

Comcap Holdings Corp. and Subsidiaries
(a Delaware corporation)
Notes to Consolidated Financial Statements

has voting rights equivalent to the number of common shares into which it is convertible.  No dividends are payable to the common stockholders without the consent of 66-2/3% of the Series B preferred stockholders.

14.	Commitments and Contingencies

Management has accrued for the following contingent liabilities as of December 31, 2002:

Operating lease costs associated with relocation	$731,999
Accrual for settlement of management employment contracts	200,000

$931,999

Operating and capital leases

The Company leases office space and equipment under various operating leases including the Company’s primary offices.  Total rental expense net of sublease payments for all leases amounted to $343,430 for the year ended December 31, 2002.  The Company’s lease commenced on July 15, 1999 for a term of five years with an option for an additional five years.  A part of the space is subleased; the sublessee is subject to the same terms and conditions as the Company under its lease.  If the Company decides not to exercise its option, the lease calls for a cancellation fee of approximately $153,000, which is included in the future minimum lease payments below.  An irrevocable letter of credit for approximately $84,000 was issued as a security deposit in February 2001.

In June 1999, the Company entered into a capital lease for telephone equipment.  The lease is for a term of five years with monthly payments of $1,937.  As of December 31, 2002 the principal portion of the lease payable of $32,328 is included in accounts payable and accrued liabilities.

Management has decided to abandon the office space and accrued a contingent liability of $731,999.

Future minimum lease payments under noncancelable operating and capital leases are as follows:

	Operating Leases	Capital Lease

2003	$373,206	$23,240
2004	358,793	11,621
Thereafter	—	—

Total minimum lease payments	$731,999	$34,861

Management employment contracts

The Company entered into an employment contract dated January 21, 2000 with its Chief Executive Officer and President for five years.  This contract provided for certain annual compensation, benefits and severance payments in the event of termination.  In 2001 the Company hired a Chief Credit Officer and replaced its Chief Financial Officer and entered into employment letter agreements.  These employment letter agreements provide for certain annual compensation, grant of equity upon completion of a financing transaction and severance payments in the event of termination.

Comcap Holdings Corp. and Subsidiaries
(a Delaware corporation)
Notes to Consolidated Financial Statements

In March 2003, the Company received correspondence from counsel representing the former Chief Financial Officer, the former Chief Credit Officer, and a former sales manager requesting compensation relating to their employment agreements.  Management is of the opinion that no additional compensation is due, as two of these former employees were terminated for cause in accordance with their employment agreements, and the third employee resigned without fulfilling the obligations of his agreement.  Although the Company intends to vigorously defend their position on this matter, management has recorded a $200,000 contingent liability for potential costs associated with resolving this matter.

Litigation

The Companies may, in the ordinary course of business, become a party to litigation and other legal proceedings relating to the conduct of its business.  In the opinion of management, as of December 31, 2002, any outstanding litigation will not have a material adverse effect on the financial position of the Companies.

15.	Compensation Plans

Stock Option Plan

Comcap adopted the 2000 Stock Option Plan (the “2000 SOP”) which provides for the granting of options on common shares not to exceed 416,140 shares.  On January 21, 2000, Comcap granted 416,140 options to the Series A Preferred stockholders and certain key executive officers of Comcap.  On a post-conversion basis and assuming exercise of the options, the Preferred Stock Owners will have a 64% ownership interest in Comcap.  In addition, in the event of the sale of Comcap, the Preferred Stock Owners have the right to veto any sales agreement.

All authorized options under the 2000 SOP were granted at exercise prices of $6.81 and $10.22 per share.  The weighted average exercise price per share of the options granted is $8.17.  The options vested immediately and expire on January 21, 2010, or sooner upon certain events occurring as outlined in the 2001 SOP.  There were no options available for grant as of December 31, 2002 and no options expired or were exercised.

Profit sharing plan

On March 30, 1998, the Board of Directors of the Company approved the adoption of a 401(k) Profit Sharing Plan with an effective date of January 1, 1998.  The Plan provides for voluntary contributions by employees and discretionary employer contributions.  On November 25, 2002, the Board of Directors of the Company passed a resolution to terminate the Plan effective immediately.  There was no contribution by the Company in 2002.

16.	Related Party Transactions

In 2000, the Company loaned its Chief Executive Officers $110,000 evidenced by a demand promissory note. As of December 31, 2002 the amount outstanding inclusive of accrued interest was $117,859.

17.	Fair Value of Financial Instruments

As of December 31, 2002, the Companies’ financial instruments included the following items: cash, loans receivable, accrued interest receivable, revolving lines of credit, demand notes payable to shareholders, subordinated notes payable to shareholders and accrued interest payable.  Management has evaluated the fair value of the above financial instruments and has determined that as of December 31, 2002, their fair values approximate their recorded net book values.

Comcap Holdings Corp. and Subsidiaries
(a Delaware corporation)
Notes to Consolidated Financial Statements

18.	Commercial Capital Corporation Financial Information

The financial information below presents Commercial Capital Corporation on a stand-alone basis:

For year ended December 31, 2002

Revenues
Interest income	$5,616,418
Service fee loss	(24,814)
Loan application fees and other income	276,563

Total revenues	5,868,167

Expenses
Interest expense	2,748,271
Professional fees	1,867,816
Salaries and related expenses	1,615,236
Provision for contingent liabilities	931,999
Provision for possible loan losses	490,853
Rental expense	343,430
Depreciation and amortization	313,921
Business development, travel and entertainment	64,437
Loan processing costs	29,194
Other expenses	606,063

Total expenses	9,011,220

Loss before extraordinary item and provision for income and franchise taxes	(3,045,238)
Extraordinary gain on debt extinguishment, net of taxes	3,150,000

Income before provision for income and franchise taxes	6,947
Benefit for income and franchise taxes	(5,266)

Net Income	$12,213

Comcap Holdings Corp. and Subsidiaries
(a Delaware corporation)
Notes to Consolidated Financial Statements

December 31, 2002

Assets
Cash	$1,107,871
Restricted assets	1,258,648
Loans receivable, net	51,108,858
Receivable from bank	2,938,309
Accrued interest receivable	285,151
Servicing asset	4,496,774
SBA license, net	159,917
Property and equipment, net	182,593
Other assets	1,101,509

Total assets	$62,639,630

Liabilities and Shareholders’ Equity
Liabilities
Bank notes payable	$55,324,492
Accounts payable and accrued liabilities	1,576,087
Accrued interest payable	191,524
Dividends payable	125,000
Contingent liabilities	931,999

Total liabilities	58,149,102

Shareholders’ equity
Common stock	10
Additional paid-in capital	17,264,258
Accumulated deficit	(12,773,740)

Total shareholders’ equity	4,490,528

Total liabilities and shareholders’ equity	$62,639,630